Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Executive Employment Agreement is dated as of June 24, 2024 and effective as of May 8, 2024 (the “Amendment Effective Date”) and is entered into by and between Genprex, Inc., a Delaware corporation (the “Company”) and Ryan M. Confer (the “Employee”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement (as defined herein).

WHEREAS, on April 13, 2018, the Company entered into an employment agreement with the Employee pursuant to which the Employee served as Chief Financial Officer (“CFO”) of the Company (the “Employment Agreement”);

WHEREAS, On May 8, 2024, the Board of Directors appointed Employee to the additional office of President and Chief Executive Officer (“CEO”); and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to change the Employee’s position and increase the Employee’s salary as set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1 of the Employment Agreement is amended and restated in its entirety as follows:

“1. Position and Duties. It is acknowledged that as of May 8, 2024, Employee began serving in the additional position of President and CEO, and will continue to serve as President, CEO and CFO of the Company and will report to the Company’s Board of Directors. Employee will render such business and professional services in the performance of his duties, consistent with employee’s position, as shall reasonably be assigned to him by the Company.”

Section 4.1 of the Employment Agreement is amended and restated in its entirety as follows:

“4.1 Base Salary. As of the Amendment Effective Date, and while employed by the Company pursuant to this Agreement, the Company shall pay the Employee an annual base salary of $480,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices. The Company shall periodically review (at least annually) Employee’s compensation and benefits, provided that any changes thereto shall be determined by the Company in its sole and absolute discretion.”

The applicable provisions of Section 9.2(a) and Sections 9.3(a), (b) and (c) of the Employment Agreement are each hereby amended to eighteen (18) months from twelve (12) months.

This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect, and the Employment Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Employment Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Employment Agreement as amended by this Amendment. Additionally, on and after the date of this Amendment, the parties understand and agree that the Employment Agreement, as amended by this Amendment, may not be amended, modified or waived, in whole or in part, except in a writing approved by the Company’s Board of Directors and signed on behalf of the Company. This Amendment shall be construed, enforced, and governed under the internal laws of the State of Texas, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

GENPREX, INC.

By:	/s/ Jose Antonio Moreno Toscano
Name: Jose Antonio Moreno Toscano
Title: Chairman of the Board

EMPLOYEE

By:	/s/ Ryan Confer
Name: Ryan Confer